UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2013

COLORADO GOLDFIELDS INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-51718	20-0716175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 201
Lakewood, CO 80226
 (Address of Principal Executive Offices)

(303) 984-5324
 (Registrant’s Telephone Number, Including Area Code)

N/A
 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2013 Norman J. Singer resigned his position as a Director for personal reasons.  The Board of Directors will not immediately seek a replacement for Mr. Singer.

As of November 12, 2013, the Colorado Goldfields Inc. Board of Directors consists of:

Lee R. Rice - President and Chief Executive Officer, Director (69)
Mr. Rice is an experienced geological engineer, having worked as a geologist and engineer in the natural resources industry since 1970. Since 1990, Mr. Rice has been employed by, and is currently Chief Engineer for, Data Technology Services, Inc. a Colorado-based, privately owned company that provides information technology services to various industries, including finance, oil & gas, geology, and chemistry. Prior to this, Mr. Rice held various geological, engineering and management positions with the U.S. Bureau of Mines and private industry. Mr. Rice holds a Bachelor of Science degree in Chemistry from Case-Western Reserve University and a Master of Science in Geology and Geological Engineering (with High Honors) from South Dakota School of Mines and Technology. Mr. Rice has been a Registered Professional Engineer in Colorado for more than 35 years and is a Registered Member of the Society of Mining, Metallurgy and Exploration. Mr. Rice is also a director of International Beryllium Corporation, a public company traded on the Toronto Venture Exchange with its headquarters in Vancouver, British Columbia.

C. Stephen Guyer – Chief Financial Officer, Director (60)
Mr. Guyer is a senior financial executive, having served as Chief Financial Officer for both public and private firms. Prior to joining Colorado Goldfields, he was a founder and Chief Financial Officer of Antelope Technologies, Inc., an international high-technology manufacturing venture with offices in both the USA and Switzerland. Mr. Guyer has also served as Chief Financial Officer for TCOM Ventures, Staff Administrators and the Moore Companies. Mr. Guyer was Chief Credit Officer for Monaco Finance and a divisional vice-president for a subsidiary of British Petroleum, and the former United Cable Television Corporation (now a part of COMCAST). Mr. Guyer holds an MBA, Finance, and Master of Arts, University of Denver, both with honors, a BA, Metropolitan State College, Magna Cum Laude, and BS, McPherson College.  Additionally he conducted doctoral studies, the Peabody Conservatory of Johns Hopkins University and international studies (Japan, Hong Kong, Asia, and Africa), World Campus Afloat, Chapman College.  Stephen is a published author, former monthly columnist, and former university faculty member.  Mr. Guyer was a finalist for the 2009 Denver Business Journal CFO of the Year award.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

November 14, 2013	By:	/s/ C. Stephen Guyer
C. Stephen Guyer
Chief Financial Officer